UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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ASSOCIATED ESTATES REALTY CORPORATION
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NEWS RELEASE
For Immediate Release
Release Date: February 24, 2015

Associated Estates Files Investor Presentation to Set the Record Straight

CLEVELAND, February 24, 2015 -- Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today filed an investor presentation detailing the significant value creation achieved by the Company’s Board of Directors and management team. This includes industry leading shareholder returns, dividend increases, significant IRR’s and gains from asset sales, successful development projects, changes to Board composition, governance enhancements and continued objective review of the Company’s business and strategies. In addition, the presentation rebuts false and misleading assertions put forth by Land and Buildings - and sets the record straight for all Associated Estates shareholders.

Jeffrey I. Friedman, Chairman and Chief Executive Officer, said, “The Associated Estates Board of Directors and management team have taken decisive actions to advance the interests of shareholders, optimize the Company’s portfolio and position Associated Estates to extend its track record of success and shareholder value creation. Management’s track record of delivering industry leading shareholder returns, among several notable accomplishments, affirms that the Associated Estates Board and management team are committed to maximizing value for all shareholders, and have the right plan in place to continue doing so.”

Presentation highlights include:

Achieving Industry Leading Shareholders Returns
Under the oversight of the Board and management team, over the past 10 years* Associated Estates has delivered best-in-sector returns, including approximately 195% total returns to shareholders compared to an approximately 138% average for the multifamily sector and approximately 98% for the RMS REIT index over the same time period*.
* Measured from 1/1/2005 to 5/30/2014

Returning Significant Capital to Shareholders

Associated Estates has increased its quarterly cash dividend by 18% over the last three years. Notably, during the economic downturn from 2007 to 2009, when a number of the Company’s competitors reduced dividends, Associated Estates maintained its quarterly cash distribution to shareholders. Additionally, Associated Estates has actively repurchased shares over the past 10 years - including repurchasing approximately 20% of the Company’s outstanding stock from 2005 through 2007 - and the Board regularly considers share repurchases and other opportunities to return capital to shareholders.

Enhanced Portfolio Characteristics

The Associated Estates management team has cultivated a diversified portfolio of high-quality properties in growing submarkets. The portfolio has an average age of 15 years (second youngest in the multifamily sector) through the disposition of 48 assets since 2005 (average age of 22 years) while acquiring 24 properties (average age of six years).

Fully Funded Development Pipeline
Associated Estates maintains a robust, fully-funded pipeline of active development projects. The Company has numerous projects underway in attractive, high-growth markets such as Dallas, Los Angeles, San Francisco and Bethesda, all of which are progressing on time and on budget with rents in-line with expectations. Further, Associated Estates opportunistically acquired each of the Company’s current development projects at attractive prices through off-market transactions. Associated Estates remains focused on leveraging the strength of its development pipeline and platform to continue creating significant additional value for shareholders. Collectively, the average expected stabilized yield on our development projects is 6.75%, 260 basis points higher than estimated current market cap rates.

Brought Fresh Perspectives to the Board
The Board of Directors recognized the value of bringing fresh perspectives to the boardroom and took meaningful action. Over the past three months, Associated Estates has taken action to enhance the Board’s experience with the addition of two prominent industry veterans - Douglas Crocker II and Jon A. Fosheim. The Board remains committed to identifying an additional independent director to join the Associated Estates Board in 2015.

Mr. Crocker brings to Associated Estates an unparalleled track record in the multifamily sector. During his tenure as CEO of Equity Residential, the company outperformed the SNL US REIT Equity Index by 2x. As a Co-founder of Green Street Advisors, Mr. Fosheim’s extensive experience in the REIT industry and demonstrated leadership capabilities bring additional breadth and expertise to the Board.

Industry Leading Corporate Governance Practices

In addition to the numerous enhancements made in recent years, the Board recently took actions to further improve the Company’s corporate governance standards, including:
● Terminated the Company’s shareholder rights plan;
● Moved to eliminate the Company’s current 4.0% share ownership limit;
● Eliminated the Executive Committee of the Board; and
● Restructured the Board’s Finance and Planning Committee so that it only includes independent directors.

Debunking Land and Buildings’ Inaccuracies and Half-Truths
Associated Estates has attempted to engage in constructive discussions with Mr. Litt over the past several months, including sharing further detail regarding our strategic priorities and the continued actions Associated Estates is taking to position the Company for success. Despite these efforts, Mr. Litt has repeatedly made misleading and factually incorrect statements about Associated Estates in order to advance his self-serving agenda, including misrepresenting settlement negotiations.

If you have questions or need assistance voting your shares please contact: 105 Madison Avenue New York, New York 10016 AEC@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885

About Associated Estates

Associated Estates is a real estate investment trust and a member of the S&P 600, Russell 2000, and MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 57 apartment communities containing 15,206 units located in 10 states, which include three committed acquisitions with 1,026 units that are being managed during lease-up and five apartment communities with 1,446 units in various stages of active development. For more information about the Company, please visit its website at AssociatedEstates.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company's actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and in other filings with the U.S. Securities and Exchange Commission (the "SEC"), and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; losses resulting from property damage or personal injury that are not insured; results of litigation involving the Company; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence the Company to take particular actions favored by the activist or gain representation on the Company’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. In regard to the business review the Company is undertaking, there will be no updates until the review is complete and there is no set timeframe for completion. Readers should carefully review the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents the Company files from time to time with the SEC. These forward-looking statements reflect management's judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

Important Additional Information

Associated Estates, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Associated Estates shareholders in connection with the matters to be considered at Associated Estates' 2015 Annual Meeting. Associated Estates intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Associated Estates shareholders. ASSOCIATED ESTATES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Associated Estates' directors and executive officers in Associated Estates shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Associated Estates' 2015 Annual Meeting. Information can also be found in Associated Estates' Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC on Feb. 18, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Associated Estates with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Associated Estates' website at www.associatedestates.com or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations at (216) 797-8715.

# # #
For more information, please contact:

Company Contact
Jeremy Goldberg
(216) 797-8715

Investor Contact
Dan Burch
MacKenzie Partners
(212) 929-5500

Media Contact
Andrew Siegel and Jonathan Keehner
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

History of Driving Total Shareholder Return

Associated Estates has consistently delivered best-in-sector total return over the last ten years.

10 Year Total Shareholder Return

From 12/31/2004 to 5/30/2014[1]

89.1%
93.6%
98.3%
107.6%
111.0%
137.8%
149.5%
171.1%
177.0%
195.2%
203.8%
UDR
AIV
RMS
PPS
CPT
HME
EQR
AVB
MAA
AEC
ESS

5 Year Total Shareholder Return

From 12/31/2009 to 5/30/2014[1]

59.6%
81.4%
89.4%
93.8%
96.0%
97.1%
97.8%
109.1%
121.4%
149.2%
190.2%
HME
MAA
RMS
PPS
CPT
UDR
AVB
EQR
ESS
AIV
AEC

LTM Total Return

From 5/30/2013 to 5/30/2014[1]

5.4%
7.2%
7.4%
8.4%
9.0%
9.6%
10.0%
10.1%
11.6%
17.3%
17.9%
CPT
HME
AIV
RMS
AEC
PPS
AVB
MAA
EQR
UDR
ESS

Source: SNL Financial
(1) Land & Buildings' first letter to Associated Estates was published on 6/3/2014

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